EXHIBIT 5.4


                      BAOCHENG LAWYER'S OFFICE OF GUANGDONG
                                  [LETTERHEAD]
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                                  Legal Letter

To:      Bonso Electronics (Shenzhen) Co., Ltd. (hereinafter called as
         Bonso Company)

     Entrusted by Bonso Electronics (Shenzhen) Co., Ltd., Guangdong Baocheng Lawyers Office (hereinafter referred to as "Baocheng Office") shall provide legal advisory paper for the following information given by Bonso Company in accordance with the laws & regulations of the People's Republic of China on foreign investment & the relevant laws & regulations of Shenzhen City.

     In order to provide the legal advisory paper, we have visited Bonso Company, checked and examined the following documents given by Bonso Company:

1.   The certificate of approval for foreign enterprises (1994) No. 1032

2.   The business license for enterprises as legal person GSQDYSZZi No. 302966B.

3.   The Tax Registration Certificate of State & Local Taxes No.
     440306618881356.

4.   The customs registration certificate.

5. The code certificate No. 61888135-6 of the organizational institutions of the People's Republic of China.

6.   The company's Articles of Association.

7. The legal letter provided by Shenzhen Jinyuan Lawyers Office (hereinafter called as Jinyuan Office) on July 26, 1999.

8. Shenzhen Dahuatiancheng Accounting Firm (hereinafter called as Dahua Firm) provided "2000 Auditing Report of Bonso Electronic (Shenzhen) Co., Ltd." (hereinafter called as Dahua Firm's Auditing Report) on April 2, 2001.

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     Bonso Company guaranteed that it had provided Baocheng Lawyers Office with the required, true, correct and complete information & all related facts for the legal letter issued by Baocheng Lawyers Office. In consideration of the above facts, investigation of legal items, examination of documents and check of certificates and the guaranty of Bonso Company, Baocheng Office provided Bonso Company with the following legal opinions:

1. In 2000 Bonso Company's business license for enterprises as legal person was examined on time according to annual examination system for China enterprise legal person.

2. Bonso Company's state/local tax registration certificates, code certificate of institutions, customs' registered certificates are within the effective period.

3. Bonso Company is existing legal person of China enterprise, enjoying all legal person's function & rights and implementing the corresponding duties.

4. According to Dahua Office's auditing report the total value of the company's assets is RMB 139,761,136.65 yuan and the accumulated total losses are RMB 5,594,067.50 yuan. The net profit of 2000 is RMB 1,572,678.4.

     We consider: the audit of Bonso Company's 2000 year accounting statement made by Dahua Office meets the related regulations of "The Accounting System for Foreign-funded Enterprises" and "Accounting Criterion," truly reflecting the company's financial conditions, business achievements, cash flow & foreign exchange in the financial year of 2000.

     Dahua Office's examination report on Bonso Company's foreign exchange statement shows that Bonso Company's operations in revenue and expenditure of foreign exchange, loan, purchase & sale and finance in the fiscal year of 2000 are in conformity with the policies, laws and regulations of China's foreign exchange control.

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     In a word, Bonso Company is an existing Chinese company with a legal person and its operation and management meet the requirements of Chinese laws, regulations and policies.

     This legal letter is made in Chinese and English copies and if there are some discrepancies in these two copies the Chinese copy shall govern.



                                   Guangdong Baocheng Lawyer's Office

                                   Chinese Certified Public Lawyers:

                                   Signature:
                                             -----------------------------------

                                   Signature:
                                             -----------------------------------

                                   Date:  August 8, 2001